EXHIBIT 4.1


SES
Securities Evaluation Service, Inc.
Suite 200
531 E. Roosevelt Road
Wheaton, Illinois  60187




March 12, 1998


Nike Securities L.P.
1001 Warrenville Road
Lisle, IL  60532

 Re:  THE FIRST TRUST GNMA REINVESTMENT INCOME TRUST, SERIES 72
                          AND SERIES 73

Gentlemen:

     We   have  examined  the  Registration  Statement  File  No.
333-19385 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Securities
Evaluation Service, Inc. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

Securities Evaluation Service, Inc.



James R. Couture
President